Registration No. 333-166325

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
FORM S-8/A
 (Post-Effective Amendment No. 1)
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Exact name of registrant as specified in its charter)

Nevada	68-0542002
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3809 Juniper Trace, Suite 201, Austin, Texas 78738
(Address of Principal Executive Offices) (Zip Code)

2008 Amended Stock Option Plan
(Full title of the plan)

The Corporation Trust Company of Nevada 701 S. Carson St., Suite 200 Carson City, Nevada 89701
(Name and address of agent for service)

(775) 888-4060
(Telephone number, including area code, of agent for service)
Copies of all communications to:
Clark Wilson LLP
Attention:  Cam McTavish
Suite 900 - 885 West Georgia Street
Vancouver, British Columbia V6C 3H1, Canada
Telephone: (604) 687-5700
Facsimile: (604) 687-6314
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐		Accelerated filer	☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company	☑

DEREGISTRATION OF SECURITIES
This post-effective amendment No. 1 on Form S-8 (the “Post-Effective Amendment”) relates to the registration statement on Form S-8 (File No. 333-166325) (the “Registration Statement”) of Arkanova Energy Corporation (the “Registrant”) filed with the Securities and Exchange Commission on April 27, 2010. Pursuant to the Registration Statement, the Registrant registered certain shares of its common stock issued or issuable pursuant to its 2008 amended stock option plan.
The Registrant is filing this Post-Effective Amendment to deregister 5,000,000 shares (the “Shares”), being all of the shares registered under the Registration Statement that remain unissued as of the date hereof. The Registrant is deregistering the Shares because the Registrant does not expect the holders of the outstanding stock options granted pursuant to its 2008 amended stock option plan will exercise the stock options and any future issuances of shares of its common stock pursuant to its 2008 amended stock option plan are expected to be occur in reliance on one or more exemptions from the registration requirements of the Securities Act of 1933.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on December 29, 2016.

Arkanova Energy Corporation

By:

/s/ Pierre Mulacek
Pierre Mulacek
President and Chief Executive Officer,
 Secretary, Treasurer and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Pierre Mulacek
Pierre Mulacek
President and Chief Executive Officer,
 Secretary, Treasurer and Director
(Principal Executive Officer)
Date:  December 29, 2016

/s/ Reginald Denny
Reginald Denny
Chief Financial Officer and Director
(Principal Financial Officer and Principal Accounting Officer)
Date:  December 29, 2016

/s/ Erich Hofer
Erich Hofer
Director
Date:  December 29, 2016

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